PRICING SUPPLEMENT NO. 138                                      Rule 424 (b)(3)
Dated: July 17, 1998                                         File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                  Floating Rate Notes     Book Entry Notes
$50,000,000                        [x]                     [x]

Original Issue Date:               Fixed Rate Notes        Certificated Notes
July 22, 1998                      [_]                     [_]


Maturity Date:                     CUSIP#: 073928 EA 7
July 22, 2003

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:



                                         Optional        Optional
                    Redemption           Repayment       Repayment
Redeemable On       Price(s)             Date(s)         Price(s)

N/A                 N/A                  N/A             N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly


[_]         CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.25%





NYFS04...:\25\22625\0122\2041\SUP5298P.46T

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*        The 22nd of each month.

**       The 22nd of each month.

*** The one-month LIBOR rate on July 20, 1998 plus 25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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